UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 25, 2006 (July 20, 2006)

Allied Security Holdings LLC
(Exact Name of Registrant as Specified in its Charter)

Delaware	333-119127	20-1379003
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
3606 Horizon Drive, King of Prussia, PA		19406
(Address of Principal Executive Offices)		(Zip Code)

(610) 239-1260
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry Into a Material Definitive Agreement

Fifth Supplemental Indenture

As previously announced, Allied Security Holdings LLC (‘‘Allied Security’’) and Allied Security Finance Corp. (‘‘Allied Finance’’ and, together with Allied Security, the ‘‘Issuers’’) solicited and received from the holders of a majority in aggregate principal amount of their 11.375% Senior Subordinated Notes due 2011 (the ‘‘Senior Subordinated Notes’’) consents to certain amendments to the Indenture (the ‘‘Indenture’’) governing the terms of the Senior Subordinated Notes.

The solicitation of consents expired at 5:00 PM on July 7, 2006 and at that time the Issuers accepted the consents and entered into a Fifth Supplemental Indenture (the ‘‘Fifth Supplemental Indenture’’) among the Issuers, certain subsidiaries of Allied Security, as guaranteeing subsidiaries, and The Bank of New York, a New York banking corporation, as trustee, containing the amendments to the Indenture. The amendments to the Indenture contained in the Fifth Supplemental Indenture, which became operative on July 20, 2006, upon the closing of the acquisition (the ‘‘Acquisition’’) by Allied Security of Initial Security, LLC, a Nevada limited liability company, and Rentokil L.L.C., – Security Services, a New Jersey limited liability company (collectively, ‘‘Initial Security’’), (1) permit the Issuers to incur up to an additional $85 million in indebtedness in order to finance the Acquisition and (2) provide that the Issuers may add back to the calculation of Consolidated Cash Flow (as defined in the Indenture) the fees and expenses, including without limitation fees and expenses of counsel, relating to the Acquisition and the financing thereof, including the solicitation of consents discussed above and the related consent fee.

This summary does not purport to be complete and is qualified in its entirety by reference to the Fifth Supplemental Indenture, which is attached as Exhibit 4.1 to this Current Report on Form 8-K.

Amended and Restated Credit Agreement

On July 20, 2006, Allied Security entered into an Amended and Restated Credit Agreement (the ‘‘Credit Agreement’’) governing its $325.0 million senior secured credit facility with Bear Stearns Corporate Lending Inc., as administrative agent, the financial institutions party thereto as lenders, Sovereign Bank., as syndication agent, and CIT Lending Services Corporation, ING Capital LLC and PNC Bank, National Association, as co-documentation agents. The new credit facility consists of a $275.0 million term loan facility which was drawn at the closing of the Acquisition and matures on June 30, 2010 (with such date being automatically extended to July 20, 2012 if the Senior Subordinated Notes are refinanced as permitted under the Credit Agreement by new indebtedness having a term of at least six years and six months after July 20, 2006) and a $50.0 million revolving credit facility that matures on August 2, 2009. The revolving credit facility includes a $50.0 million sublimit for letters of credit. As of July 20, 2006, no amounts were drawn under the revolving credit facility, with approximately $24.8 million of letters of credit outstanding.

The indebtedness under the credit facility is guaranteed by Allied Security's domestic subsidiaries (collectively, the ‘‘Guarantors’’). Allied Security's obligations under the credit facility and the guarantees of the Guarantors are secured by a first-priority security interest in substantially all of Allied Security's and the Guarantors' assets other than leased real property. Allied Security's obligations under the credit facility are also secured by a pledge by its parent corporation, SpectaGuard Holding Corporation, of its ownership interest in Allied Security. Borrowings under the credit facility bear interest, at Allied Security's option, at either an adjusted Eurodollar rate plus an applicable margin of 4.50% in the case of revolving loans or 3.00% in the case of term loans, or an alternative base rate plus an applicable margin of 3.50% in the case of revolving loans or 2.00% in the case of term loans.

The Credit Agreement contains affirmative and negative covenants customary for such financings. The Credit Agreement also requires Allied Security to maintain a minimum ratio of consolidated earnings before interest, taxes, depreciation and amortization (‘‘EBITDA’’) to total consolidated cash interest expense and to not exceed a maximum ratio of total consolidated debt outstanding to consolidated EBITDA as of the last day of each fiscal quarter commencing with the fiscal quarter ending September 30, 2006.

The Credit Agreement contains events of default customary for such financings, including but not limited to non-payment of principal, interest, fees or other amounts when due; violation of covenants; failure of any representation or warranty to be true in all material respects when made or deemed made; cross default and cross acceleration to certain indebtedness; certain ERISA events; change of control; dissolution, insolvency and bankruptcy events; material judgments; the subordination provisions under the Indenture being revoked, invalidated or otherwise ceasing to be in full force and effect; and actual or asserted invalidity of the guarantees or security documents. Some of these events of default allow for grace periods and materiality qualifications.

This summary does not purport to be complete and is qualified in its entirety by reference to the Credit Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K.

Item 2.01    Completion of Acquisition or Disposition of Assets

On July 20, 2006, Allied Security completed the Acquisition, pursuant to a purchase agreement (the ‘‘Purchase Agreement’’) with Rentokil Initial plc, a corporation formed under the laws of England and Wales, and Initial Tropical Plants, Inc., a Delaware corporation and indirect subsidiary of Rentokil, for a net purchase price of approximately $73 million.

Allied Security financed the Acquisition (and related transaction fees and expenses) with borrowings under the Credit Agreement. Initial Security provides manned guarding, mobile patrol, consulting and value added services in the United States.

The foregoing description of the Acquisition does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, which was filed as an Exhibit to Allied Security's current report on Form 8-K, dated June 13, 2006.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

Reference is made to Item 1.01 and the description of the Credit Agreement therein, which is hereby incorporated by reference into this Item 2.03.

Item 9.01    Financial Statements and Exhibits

(a)    Financial Statements of Business Acquired

The financial statements required by Item 9.01(a) of Form 8-K will be filed by amendment within 71 calendar days following the date on which this current report on Form 8-K must be filed.

(b)    Pro Forma Financial Information

The pro forma financial statements required by Item 9.01(b) of Form 8-K will be filed by amendment within 71 calendar days following the date on which this current report on Form 8-K must be filed.

(d)    Exhibits

Exhibit Number	Description
4.1	Fifth Supplemental Indenture, dated as of July 7, 2006, by and among Allied Security Holdings LLC, Allied Security Finance Corp., the Guaranteeing Subsidiaries party thereto and The Bank of New York, as Trustee, relating to the 11.375% Senior Subordinated Notes due 2011.
10.1	Amended and Restated Credit Agreement, dated July 20, 2006, by and among Allied Security Holdings LLC, Bear Stearns Corporate Lending Inc., as administrative agent, the financial institutions party thereto as lenders, Sovereign Bank., as syndication agent, and CIT Lending Services Corporation, ING Capital LLC and PNC Bank, National Association, as co-documentation agents.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLIED SECURITY HOLDINGS LLC
By:	/s/ William A. Torzolini
Name: William A. Torzolini Titles: Senior Vice President, Chief Financial Officer and Treasurer

Date: July 25, 2006

Exhibit Index

Exhibit Number	Description
4.1	Fifth Supplemental Indenture, dated as of July 7, 2006, by and among Allied Security Holdings LLC, Allied Security Finance Corp., the Guaranteeing Subsidiaries party thereto and The Bank of New York, as Trustee, relating to the 11.375% Senior Subordinated Notes due 2011.
10.1	Amended and Restated Credit Agreement, dated July 20, 2006, by and among Allied Security Holdings LLC, Bear Stearns Corporate Lending Inc., as administrative agent, the financial institutions party thereto as lenders, Sovereign Bank., as syndication agent, and CIT Lending Services Corporation, ING Capital LLC and PNC Bank, National Association, as co-documentation agents.